                                                                 EXHIBIT 10.32.1


                                 FIRST AMENDMENT
                           to the Bowater Incorporated
                        Equity Participation Rights Plan
                           Amended and Restated as of
                                February 26, 1999

         WHEREAS, Bowater Incorporated, a Delaware corporation (the "Company") established the Bowater Incorporated Equity Participation Rights Plan (the "Plan") on January 17, 1996, and subsequently amended and restated the Plan as of January 1, 1999, and again on February 26, 1999; and

         WHEREAS, the Company desires to amend the Plan to correct an inadvertent misstatement in the Plan.

         NOW THEREFORE, the Plan is hereby amended effective November 1, 1999, by replacing Section 10 with the following:

"10.     CHANGE IN CONTROL

         Upon the occurrence of a Change in Control all Equity Participation Rights shall become immediately exercisable and shall be deemed exercised in full for cash at the Acceleration Price, which amount shall be paid by the Corporation within a period of thirty days following a Change in Control."

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer this 22nd day of November, 1999.

                                       BOWATER INCORPORATED



                                       By:  /s/ James T. Wright
                                            ------------------------------------
                                                James T. Wright

                                       Title:   Vice President - Human Resources